Exhibit 9.3

ONE HOLDINGS, CORP

PROFORMA CONSOLIDATED BALANCE SHEETS

FOR YEAR ENDED DECEMBER 31, 2008

	IN US$
	ONE Holdings Corp	Green Planet	Effects of	Consolidated
	2008	2008	Acquisition	2008
Assets
Current Assets
Cash and Cash Equivalents	2,393	665,568			667,961
Trade Receivables	25,591	4,346,403			4,371,994
Deferred Taxes	––	31,643			31,643
Other Receivables	––	51,841			51,841
Inventories	––	431,569			431,569

Total Current Assets	27,984	5,527,024			5,555,008
Intangible Assets	11,667	159,159			170,826
Goodwill	––	––	––	(b)	––
Property, Plant and Equipment Net	11,257	3,144,067			3,155,324
Land Use Rights	––	7,841,214			7,841,214
Deferred Taxes	––	8,977			8,977
Deposit for Acquisition of Intangible Assets		161,370			161,370
Total Assets	50,908	16,841,811			16,892,719

Liabilities and Stockholders' Equity

Liabilities
Current Liabilities
Trade Payables	10,500	715,363			725,863
Other Payables and Accrued Expenses	42,773	1,262,011			1,304,784
Amount Due To A Related Party	––	11,443			11,443
Amount Due To A Stockholder	535	3,362			3,897
Short-Term Other Loans	8,407	––			8,407
Loan From Government	––	146,700			146,700
Tax Payable	50	301,197			301,247
Deferred Revenue	––	63,081			63,081

Total Current Liabilities	62,265	2,503,157			2,565,422
Other Payables	––	––			––

Total Long Term Liabilities
Notes Payable	14,717	––			14,717
Total Liabilities	76,982	2,503,157			2,580,139

Minority Interest	––	––	569,550	(a)	569,550

Stockholders' Equity
Preferred Stock: Par Value of $0.001 Per Share
Authorized: 10,000,000 shares in 2008 and 2007,
None Issued and Outstanding	––	––	51	(b)	51
Common Stock: Green Planet: Par Value $0.001 Per Share
Authorized: 250,000,000 Shares in 2008
issued and outstanding: 14,421,667 Shares in 2008		14,422			14,422
Common Stock: ONE Holdings, Corp. Par Value $0.01 Per Share
Authorized: 750,000 Shares, 101,625,000 Issued and Outstanding	1,016,250		50,241	(b)	1,066,491
Additional Paid In Capital	(967,990)	5,116,175	(50,292)	(b)	4,897,893
Statutory Reserve	––	848,550			848,550
Accumulated Other Comprehensive Income	––	1,476,159			1,476,159
Retained Earnings	(74,334)	6,883,528	(569,550)	(a)	6,239,644
Total Stockholders' Equity	(26,074)	14,338,834	(569,550)		13,743,210
Total Liabilities and Stockholders' Equity	50,908	16,841,991	––		16,892,899

ONE HOLDINGS, CORP

PROFORMA STATEMENTS OF OPERATIONS

FOR YEAR ENDED DECEMBER 31, 2008

	ONE Holdings Corp	Green Planet	Effects of	Consolidated
	2008	2008	Acquisition	2008

Sales Revenue	78,240	10,401,530		10,479,770
Cost of Sales	(43,906)	(3,939,610)		(3,983,516)

Gross Profit	34,334	6,461,920		6,496,254

Operating Expenses
Advertising Expenses	11,543	1,117,729		1,129,272
Research and Development Expenses	––	444,404		444,404
Selling Expenses	64,927	247,991		312,918

Total Operating Expenses	76,470	1,810,124		1,886,594

Income from Operations	(42,136)	4,651,796		4,609,660
Interest Income	––	14,141		14,141
Subsidy Income	––	57,660		57,660
Other Income	––	1,435		1,435
Finance Costs	––	(151,814)		(151,814)

Income Before Taxes and Minority Interest	(42,136)	4,573,218		4,531,082

Income Taxes	––	(1,222,919)		(1,222,919)
Minority Interest	––	––	(569,550)	(569,550)

Net Income (loss)	(42,136)	3,350,299	(569,550)	2,738,613

Other compehensive Income
Foreign Currency Translation Adjustments	––	747,343		747,343

Total Comprehensive Income	(42,136)	4,097,642		3,485,956

Earnings Per Share
Basic	$0.00	$0.24		$0.03
Diluted	$0.00	$0.22		$0.03

Weighted Average Number of Shares Outstanding
Basic	101,625,000	14,193,831		115,818,831
Diluted	101,625,000	15,220,563		116,845,563

ONE HOLDINGS, CORP

PROFORMA STATEMENTS OF OPERATIONS

FOR THREE MONTHS  ENDED MARCH 31, 2009

	ONE Holdings Corp	Green Planet	Effects of	Consolidated
	2009	2009	Acquisition	2009

Sales Revenue	7,819	2,297,621		2,305,440
Cost of Sales	(5,207)	(852,686)		(857,893)

Gross Profit	2,612	1,444,935		1,447,547

Operating Expenses
Advertising Expenses	2,933	212,215		215,148
Research and Development Expenses	––	36,466		36,466
Selling Expenses	14,166	56,031		70,197

Total Operating Expenses	17,099	304,712		321,811

Income from Operations	(14,487)	1,140,223		1,125,736
Interest Income	––	249		249
Subsidy Income	––	––		––
Other Income	––	––		––
Finance Costs	––	(88)		(88)

Income Before Taxes and Minority Interest	(14,487)	1,140,384		1,125,897

Income Taxes	––	(297,659)		(297,659)
Minority Interest	––	––	(143,263)	(143,263)

Net Income (loss)	(14,487)	842,725	(143,263)	684,975

Other compehensive Income
Foreign Currency Translation Adjustments	––	(19,500)		(19,500)

Total Comprehensive Income	(14,487)	823,225		665,475

Earnings Per Share
Basic	$0.00	$0.05		$0.01
Diluted	$0.00	$0.04		$0.01

Weighted Average Number of Shares Outstanding
Basic	101,625,000	15,407,725		117,032,725
Diluted	101,625,000	19,951,204		121,576,204

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